Exhibit 10.1

MEMORANDUM OF UNDERSTANDING

This nonbinding Memorandum of Understanding (“MOU”), dated June 11, 2019, is by and among Cosmos Group Holdings, Inc., a Nevada Corporation (the “Company” or “COSG”), Koon Wing CHEUNG (“KWC”), YIP Tze Wai Albert (“AY”) and WONG Kai Chi (“HW”), (each hereinafter referred to as “Party”, collectively referred to hereinafter as the “Parties”). This nonbinding MOU is an expression of the mutual intent of the Parties relating to a potential employment relationship between COSG and each of AY and HW (the “Employment”). The consummation of the Employment is contingent upon the successful negotiation, execution, and delivery of definitive agreements between the Parties setting forth in detail the terms and conditions of such proposed Employment (the “Definitive Agreements”).

RECITALS

a.	The Company, SO Wing Lok Jonathan (“SWL”) and Hong Kong Healthtech Limited, a limited company organized under the laws of Hong Kong (“HKHL”), are parties to that certain nonbinding Memorandum of Understanding dated June 6, 2019, pursuant to which the Company agreed to acquire 51% of the issued and outstanding securities of HKHL in a share exchange transaction of up to 6,232,950 shares of common stock of COSG, representing approximately twenty-nine percent (29%) of the issued and outstanding common stock of COSG (the “Share Exchange”).
b.	HKHL is engaged in the business of developing and delivering educational content (the “Business”) and is affiliated with SWL.
c.	Each of AY and HW, has expertise in the Business.
d.	Upon consummation of the Share Exchange, COSG desires to enter into employment agreements with each of AY and HW.

1.	Understanding

1.1 Transaction. The Parties expect the principal terms and conditions of the Employment to be as follows:

(a)	Obligations. AY and HW shall provide certain services related to the Business to the Company in accordance with a compensation plan to be mutually determined by the parties. Notwithstanding the foregoing, the compensation of AY and HW shall consist of a base salary and securities of the Company as more fully set forth below.
(b)	Consideration.
a.	AY and HW, or any of their designees, shall receive up to 2,149,293 shares of common stock of COSG, or approximately ten percent (10%) of the issued and outstanding common stock of COSG (the “Consideration Shares”), subject to the achievement of performance milestones to be mutually agreed.
b.	The Consideration Shares shall consist of 2,149,293 shares of common stock of the Company held by KWC.
c.	In the event that the Employment is terminated before the expiry of its term, the Consideration Shares shall be returned to the KWC. The number of shares returned shall be in proportional to the length of the service period unserved.

1

(c)	Other Provisions. The Employment Agreements will include normal and customary provisions including those relating to non-competition and non-solicitation restrictions.

1.2 Conditions to Consummation of the Transactions. The obligations of the Company to enter into Employment relationships with AY and HW shall be subject to the satisfaction of the conditions customary to transactions of this type, and the preparation of mutually acceptable Definitive Agreements.

2.	Costs and Expenses

Each Party shall be responsible for all costs and expenses incurred by it in connection with this transaction.

3.	Exclusive Negotiating Rights

In order to induce the Company to commit the resources, forego other potential opportunities, and incur the legal, accounting and incidental expenses necessary properly to evaluate the transaction, described above, and to negotiate the terms of, and consummate, the Employment relationships contemplated hereby, each Party agrees that he shall not initiate, solicit, encourage, directly or indirectly, or accept any offer or proposal, regarding the possible employment or engagement as a consultant by any person or entity other than Company or its approved representatives, and shall not (other than in the ordinary course of business as heretofore conducted) provide any confidential information regarding the Company, KWC, HKHL, SWL, AY, HW or the Business to any person other than the Company and its duly appointed representatives.

4.	Governing Law

This MOU shall be governed by and construed in accordance with the laws of the State of Nevada applicable to agreements made and to be performed entirely within such State and without regard to its choice of law principles.

5.	Confidentiality.

Except as provided herein, the existence and the terms of this MOU shall be maintained in confidence by the Parties hereto and their respective officers, directors and employees. Except as compelled to be disclosed by judicial or administrative process or by other requirements of law, legal process, rule or regulation (including to the extent required in connection with any filings made by the Parties or their controlling affiliates with the Securities and Exchange Commission) all public announcements, notices or other communications regarding such matters to third parties, including without limitation any disclosure regarding the transactions contemplated hereby, shall require the prior approval of the Company.

2

6.	Amendment

Any amendment(s) to this MOU shall be in writing and signed by all Parties hereto.

7.	Counterparts and/or Facsimile Signature

This MOU may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract and shall become effective. Delivery of an executed signature page to this Agreement by facsimile transmission or email correspondence shall be as effective as delivery of a manually signed counterpart of this Agreement.

3

This MOU has been executed by the parties as of June 11, 2019.

COSMOS GROUP HOLDINGS, INC.

By: Miky Y.C. WAN	Koon Wing CHEUNG
Miky Y.C. WAN	Koon Wing CHEUNG
Interim Chief Financial Officer & President

Address: Rooms 1705-6, 17th Floor	Address: Rooms 1705-6, 17th Floor,
Tai Yau Building,	Tai Yau Building,
No. 181 Johnston Road,	No. 181 Johnston Road,
Wanchai, Hong Kong	Wanchai, Hong Kong

YIP Tze Wai Albert	WONG Kai Chi
YIP Tze Wai Albert	WONG Kai Chi

Address: Room 10, 22/F., Block G (FT9-16),	Address: Flat D, 21/F., Tower 6,
Kornhill,	The Wings, 9 Tong Yin Street,
Quarry Bay,	Tseung Kwan O, New Territories,
Hong Kong	Hong Kong

4